Exhibit 99.01 – Press Release dated July 31, 2014

Pitooey!, Inc. engages Scott Ferreira as Chief Development Strategist, using technology to help Ramp-up User Subscription Base for ITS Flagship Mobile Apps

PHOENIX, AZ- July 31, 2014 – PITOOEY!(™), Inc. (OTCBB: PTOO) (OTCQB: PTOO), a dynamic app development, social media firm, is pleased to announce the strategic addition of Scott Ferreira to its executive team, as Chief Development Strategist. Scott is a proven entrepreneur, multi-hyphenate app guru, and is also a founder of MySocialCloud.com, an innovative platform for storing confidential user information.

Ferreira’s track record is exemplary, as MySocial Cloud has realized success from inception, with strong financial banking by numerous VC groups, including visionary Richard Branson of Virgin Group, Jerry Murdock of Insight Venture Partners, and Alex Welch of Photobucket. Initial and ongoing success led to a strategic milestone acquisition by Reputation.com and Scott’s subsequent tenure in an advisory role, as Senior Product Director.

At PITOOEY!, Ferreira’s initial focus will be to rapidly develop and launch a robust RAADR app to attract paid user-based growth, with functionality beginning in Fall 2014 and top-line recurring revenues by the close of Q4 2014. RAADR provides parents the timely and critical monitoring of social mention among today’s youth, through a sophisticated algorithm, the goal of which is to avoid those misfortunes and tragic events often reported in the media.

CEO, Rich Hybner, comments, “PITOOEY!’s goal is to laser focus on monetizing our core assets, one of which is to facilitate family security, through the responsible use of mobile technology for socialization. In fact, it is an imperative step toward profoundly preserving the wellbeing of our youth—and, it appeals to the large and growing segment of our population at a time when technology needs to be de-mystified.”

Ferreira’s accomplishments are diverse and range from founding Open Table, through which he was instrumental in raising over $500,000 to care for the homeless, to founding FreeBike—a revolutionary advertising medium that creates dynamic brand exposure, while providing free transportation for college students.

“We believe that Scott’s expertise in building engaging and scalable mobile apps and raising capital will significantly cultivate an infrastructure conducive to maximizing shareholder value,” added Jacob DiMartino, President of PITOOEY!, “For Scott, our RAADR software application and website is just the first step—with additional functionality and full, rapid growth in the short-term horizon for the PITOOEY! and our other trendsetting apps that are in the development stage.”

Updates on strategic initiatives are forthcoming and will include what PITOOEY! Management believes are exciting announcements in the evolution and monetization of its intellectual property.

About PITOOEY!(TM), Inc.:

PITOOEY!, Inc. provides innovative solutions that connect businesses and consumers through mobile and social-based communication platforms.

Safe Harbor:

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief, or current expectations of PITOOEY!, Inc., its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond PITOOEY!, Inc.'s ability to control and their actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in PITOOEY!, Inc.'s filings with the Securities and Exchange Commission.

For further information contact:

PITOOEY!, Inc.

Public Relations and Shareholder Information

Cathy L. Fritz

Phone: 623-258-4986

Email: cathy@pitooey.com